Exhibit 99.5

  (Text of graph posted to Ashland Inc.'s website concerning Ashland Specialty
                              Chemical's revenue)

                 ASCC Revenue - Net Monthly Sales ($, millions)

                                2000        2001        2002       2003
                                ----        ----        ----       ----

              January           84.9        81.6        80.4       85.9
              February          89.9        81.4        88.4       94.5
              March             99.2        88.3        85.5       98.2
              April             90.4        85.1        97.0      103.0
              May               93.6        87.7        97.1      100.5
              June              95.2        99.5        95.9      104.8
              July              85.5        91.4        92.7
              August            94.2        92.4        97.4
              September         88.9        88.2        95.0
              October           91.0        96.3       101.8
              November          87.1        88.4        92.6
              December          81.6        79.8        88.7



             ASCC - 12 Month Net Sales Rolling Average ($, millions)

                                2000        2001        2002       2003
                                ----        ----        ----       ----

              January           91.4        89.9        88.2       93.2
              February          91.7        89.1        88.8       93.7
              March             91.9        88.2        88.6       94.7
              April             91.5        87.8        89.6       95.2
              May               91.9        87.3        90.4       95.5
              June              92.1        87.7        90.1       96.3
              July              91.7        88.2        90.2
              August            91.3        88.0        90.6
              September         91.0        87.9        91.2
              October           91.0        88.4        91.6
              November          90.7        88.5        92.0
              December          90.1        88.3        92.7